UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              February 12, 1998
               Date of Report (Date of earliest event reported)

                     PRIME MOTOR INNS LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)

          Delaware                    1-9311              22-2754689
(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)        File Number)        Identification No.)

                                   c/o WHI
                                4243 Hunt Road
                            Cincinnati, Ohio 45242
              (Address of principal offices, including zip code)

                                (513) 891-2920
             (Registrant's telephone number, including area code)


Item 5.  Other Events.

     Prime-American Realty Corp. (the "General Partner"), the general partner of Prime Motor Inns Limited Partnership (the "Partnership") and its subsidiary, AMI Operating Partners, L.P. ("AMI"), has been advised by Holiday Hospitality Franchising, Inc. ("HHFI"), the franchisor of the "Holiday Inn" name, that (i) as a result of AMI's failure timely to accept the license agreements offered by HHFI in July, 1997 to renew the "Holiday Inn" franchises for 12 motor hotels ("Inns") owned by AMI that were then scheduled to expire in 1997, HHFI has withdrawn the offer and (ii) as previously communicated to AMI and the General Partner, five of the older of such Inns would not be offered franchise renewals. As reported in earlier filings, AMI had not been able to accept the offered renewal agreements because AMI and the General Partner had not been able to arrange financing for the franchise renewal fees and the required product improvement programs for the affected Inns and had not received the required consents of its lenders. As also reported in earlier filings, the General Partner had already listed for sale eight Inns (including the Inns the franchises for which HHFI elected not to renew) because of their marginal profitability. One Inn was sold in July, 1997 and three other Inns are subject to contracts of sale.

     The franchise agreements for the eleven Inns whose "Holiday Inn" franchises were originally scheduled to expire in 1997 have been extended to March 2, 1998. The Partnership cannot predict whether HHFI would agree to a further extension of such franchise agreements beyond March 2, 1998. The General Partner believes that HHFI's withdrawal of the offer of license renewals does not affect the time of the expiration of the existing franchise agreements or the possibility of the further extension of such franchise agreements.

     As a result of HHFI's withdrawal of the offer of license renewals, if AMI desired to continue to operate the affected Inns as part of the "Holiday Inn" system after expiration of the existing franchise agreements, AMI would be required to apply for new "Holiday Inn" franchise agreements, pay the then applicable application fees and satisfy any then applicable conditions to the grant of such franchises (including making any capital improvements required by then applicable product improvement programs). The Partnership does not know whether any or all of such Inns would be permitted to remain in the "Holiday Inn" system during the pendency of such application. Alternatively, AMI could apply to operate some or all of such Inns as a part of another motor hotel system or could elect to operate some or all of such Inns as independent properties, without any franchise affiliation. In past analyses, the General Partner has determined it was in the best interests of the Partnership that the Inns continue to be operated as part of the "Holiday Inn" system.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRIME MOTOR INNS LIMITED PARTNERSHIP
                                    ------------------------------------
                                                  (REGISTRANT)

                                    By:  Prime-American Realty Corp.
                                         General Partner


Date:  February 18, 1998           By: /s/ S. Leonard Okin
                                       ---------------------------------
                                       S. Leonard Okin
                                       Vice President